Exhibit 99.1

BancTrust Financial Group, Inc. Reports Growth in Net Income for 2010

MOBILE, Ala.--(BUSINESS WIRE)--January 28, 2011--BancTrust Financial Group, Inc. (NASDAQ: BTFG) today reported its financial results for the fourth quarter and year ended December 31, 2010. The Company reported that net income available to common shareholders was $842,000, or $0.05 per diluted share, compared with a net loss of $124.3 million, or $7.06 per diluted share, for 2009. The 2009 results included a write-off of goodwill totaling $97.4 million, or $5.53 loss per diluted share.

Fourth quarter net income, before the preferred dividend, was $974,000 in 2010 compared with $1.11 million in the fourth quarter of 2009. Net income available to common shareholders was $207,000, or $0.01 per diluted share, in the fourth quarter of 2010 compared with $349,000, or $0.02 per share, in the fourth quarter of 2009.

“BancTrust made substantial progress in improving its profitability and has posted positive results for the last six quarters,” stated W. Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust Financial Group, Inc. “Our improved results in 2010 benefited from a significant drop in our provision for loan losses combined with growth in net interest revenue, higher net interest margin and lower non-interest expenses compared with 2009.

“We also made solid progress in improving BancTrust’s credit metrics over the past year,” continued Mr. Lamar. “Our non-performing loans have declined since the beginning of 2010 and we have built our allowance for loan losses since last year. These improvements have been partially offset by the high level of other real estate owned (OREO) that remains as a near-term drag on our earnings. We remain focused on improving loan quality and reducing the level of non-performing assets and believe these will be key drivers in improving our future profitability.”

Fourth Quarter Results

Net interest revenue declined 1.0% to $15.0 million in the fourth quarter of 2010 compared with $15.1 million in the fourth quarter of 2009. The decline was due to a 6.1% decrease in average loans and a 28 basis point decrease in the net interest margin. The net interest margin decreased to 3.04% in the fourth quarter of 2010 compared with 3.32% reported in the fourth quarter of 2009 and 3.21% in the third quarter of 2010. The net interest margin was down due to increased liquidity and lower yields on investment securities. Overnight funds increased from an average of $125.6 million in the third quarter of 2010 to $158.6 million in the fourth quarter of 2010. Average overnight funds were $33.9 million in the fourth quarter of 2009.

Total loans were $1.38 billion at December 31, 2010, compared with $1.47 billion at December 31, 2009. The decrease in loans was due to soft loan demand in certain markets, the transfer of loans to other real estate and loan charge-offs since last year.

The provision for loan losses increased to $3.0 million in the fourth quarter of 2010 compared with $2.5 million in the fourth quarter of 2009, and was down from $3.4 million in the linked third quarter of 2010. Net charge-offs were $2.5 million for the fourth quarter of 2010 compared with $4.5 million in the fourth quarter of 2009. The allowance for loan losses grew to 3.47% of total loans at December 31, 2010, compared with 3.13% at year-end 2009, and 3.40% in the third quarter of 2010.

Loans that were 30 days or more past due and accruing interest declined to .94% of total loans at year-end 2010 compared with 1.18% at December 31, 2009. Non-performing loans declined to $103.1 million at December 31, 2010, from $114.8 million at December 31, 2009.

“We believe that our problem loans have stabilized over the past year as evidenced by the decline in non-performing loans during 2010 and the lower level of charge-offs at year end,” stated Mr. Lamar. “Our loan charge-offs for 2010 decreased by half with our fourth quarter charge-offs, half the amount of the prior year’s fourth quarter and the linked third quarter of 2010. We still face challenges in selling OREO due to weak demand for real estate and have increased our staff to focus on reducing the level of our non-performing assets.”

Total non-interest revenue increased to $5.3 million in the fourth quarter of 2010. The increase from the linked third quarter of 2010 was primarily due to growth in trust revenue, securities gains and other income, offset partially by lower service charges. Service charges have declined since last year due to lower overdraft fees as customers have increased their use of debit cards that provide increased convenience and do not allow them to overdraft their accounts.

Total non-interest expense increased 2.21% to $16.8 million in the fourth quarter of 2010 compared with $16.4 million in fourth quarter of 2009. Costs declined in every major expense category except for losses attributed to the sales of OREO and write-downs of OREO from the continued decline in OREO market values compared with the fourth quarter of 2009.

“Our focus on leveraging our technology infrastructure has improved our delivery of services to customers while reducing our operating costs,” stated Mr. Lamar. “We expect future savings as we consolidate our downtown branch and our corporate headquarters with our bank operations department in one location during the second half of 2011.”

BancTrust’s net income for the fourth quarter of 2010 was $974,000 compared with $1.11 million in the fourth quarter of 2009.

2010 Results

BancTrust reported net income available to common shareholders in 2010 of $842,000, or $0.05 per diluted common share, compared with a net loss available to common shareholders of $124.3 million, or $7.06 per diluted common share, for 2009. The 2009 results include a $97.4 million non-cash charge related to the write-off of goodwill as required by accounting standards. The goodwill charge was equal to $5.53 loss per diluted share for 2009.

Net interest income increased 12.1% to $60.4 million in 2010 compared with $53.9 million in 2009. The increase in interest income benefited from a 31 basis point increase in the net interest margin compared with 2009. Net interest margin rose to 3.24% in 2010 compared with 2.93% in 2009.

The 2010 provision for loan losses was $12.3 million compared with $37.4 million in the 2009 period. The decline in the provision since last year was due primarily to a substantial decrease in net charge-offs. Net charge-offs declined 53.6% to $10.3 million in 2010 compared with $22.2 million in 2009. Non-performing assets totaled $185.5 million at December 31, 2010, compared with $167.0 million at December 31, 2009. The increase in non-performing assets is a result of the increase in OREO as non-performing loans have decreased by 10.2% from 2009.

Non-interest income was $20.4 million for 2010 compared with $23.3 million for 2009. The 2010 results included lower service charges, securities gains and other income compared with 2009.

Non-interest expense declined to $63.7 million in 2010 compared with $176.1 million in 2009. The decline was due to reduced costs in every major expense category. Non-interest expenses for 2009 included $97.4 million associated with a goodwill impairment charge.

BancTrust was classified as ‘well-capitalized’ at the end of the fourth quarter 2010. Total risk-based capital was 13.99% for the holding company and 15.18% for the bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%. Tier 1 risk-based capital was 12.72% for the holding company and 13.91% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

“BancTrust did not declare a cash dividend during 2010,” continued Mr. Lamar. “Our focus remains on preserving our strong capital base while the economy remains soft. Our Board will continue to evaluate the payment of future cash dividends as our earnings increase and the economy strengthens.”

The company is pleased to announce that Henry F. O’Connor, III, will be joining BancTrust Financial Group as Executive Vice President, Corporate Strategy Director. Mr. O’Connor’s primary responsibilities will include corporate strategy, corporate investment opportunities and legal affairs. “We are excited to have Henry as a part of senior management,” commented Mr. Lamar. “His previous experience in the private equity and legal arenas and in handling investment opportunities, including capital raises, will add strength and depth to our management team.” Mr. O’Connor is a graduate of Dartmouth College and earned a law degree from the University of Virginia School of Law.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. The Company provides an array of traditional financial services through 41 bank offices in the southern two-thirds of Alabama and 9 bank offices in northwest Florida. BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as “expect,” “may,” “could,” “intend,” “project,” “hope,” “schedule,” “outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward looking statements. Our forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009, Dodd-Frank Wall Street Reform and Consumer Protection Act and programs enacted by the U. S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; the April 2010 oil spill in the Gulf of Mexico may adversely affect our customers, the value of real estate collateral in our coastal markets, and our business and results of operations; and the other risks described in BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BancTrust Financial Group, Inc. (BTFG) Financial Highlights (Unaudited) (In thousands, except per share amounts)

	Quarter Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009

EARNINGS:
Interest revenue	$20,913	$21,111	$21,232	$20,820	$21,562	$84,076	$85,938
Interest expense	5,938	5,885	5,920	5,928	6,440	23,671	32,075

Net interest revenue	14,975	15,226	15,312	14,892	15,122	60,405	53,863

Provision for loan losses	3,000	3,400	3,050	2,850	2,500	12,300	37,375

Trust revenue	959	952	961	952	829	3,824	3,547
Service charges on deposit accounts	1,695	1,776	1,829	1,921	2,245	7,221	9,207
Securities gains	791	281	460	837	527	2,369	3,497
Other income, charges and fees	1,848	1,721	1,807	1,614	1,690	6,990	7,051
Total non-interest revenue	5,293	4,730	5,057	5,324	5,291	20,404	23,302

Salaries, pensions and other employee benefits	7,106	6,879	6,914	7,357	7,323	28,256	29,043
Net occupancy, furniture and equipment expense	2,533	2,519	2,510	2,542	2,645	10,104	10,677
Intangible amortization	493	568	567	567	588	2,195	2,650
Goodwill impairment	0	0	0	0	0	0	97,367
Loss on other real estate, net	1,294	437	300	162	143	2,193	11,789
Loss (gain) on repossessed and other assets	33	16	455	(206)	99	298	382
FDIC insurance assessment	1,096	1,070	1,004	940	1,103	4,110	4,561
Other real estate carrying cost	456	462	363	694	670	1,975	3,389
Other non-interest expense	3,783	3,400	3,740	3,651	3,859	14,574	16,256
Total non-interest expense	16,794	15,351	15,853	15,707	16,430	63,705	176,114
Income (loss) before income taxes	474	1,205	1,466	1,659	1,483	4,804	(136,324)
Income tax expense (benefit)	(500)	398	497	534	370	929	(15,029)
Net income (loss)	974	807	969	1,125	1,113	3,875	(121,295)

Effective preferred stock dividend	767	764	763	739	764	3,033	3,026

Net income (loss) to common shareholders	$207	$43	$206	$386	$349	$842	($124,321)

Earnings (loss) per common share:
Total
Basic	$0.01	$0.00	$0.01	$0.02	$0.02	$0.05	($7.06)
Diluted	0.01	0.00	0.01	0.02	0.02	$0.05	($7.06)

Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.000	$0.035

Book value per common share	$6.56	$6.80	$6.75	$6.64	$6.59	$6.56	$6.59

Common shares outstanding	17,640	17,640	17,639	17,639	17,634	17,640	17,634
Basic average common shares outstanding	17,640	17,640	17,639	17,638	17,634	17,639	17,617
Diluted average common shares outstanding	17,725	17,728	17,721	17,734	17,765	17,717	17,617

STATEMENT OF CONDITION:	12/31/10	09/30/10	06/30/10	03/31/2010	12/31/09	12/31/10	12/31/09
Cash and cash equivalents	$169,874	$210,468	$126,633	$139,095	$59,676	$169,874	$59,676
Securities available for sale	425,560	372,972	340,466	284,625	261,834	425,560	261,834
Loans and loans held for sale	1,383,285	1,395,821	1,421,604	1,449,142	1,468,588	1,383,285	1,468,588
Allowance for loan losses	(47,931)	(47,426)	(48,903)	(47,792)	(45,905)	(47,931)	(45,905)
Goodwill	0	0	0	0	0	0	0
Other intangible assets	4,632	5,126	5,693	6,260	6,827	4,632	6,827
Other real estate owned	82,419	81,446	72,124	57,915	52,185	82,419	52,185
Other assets	140,309	138,578	140,669	140,850	143,514	140,309	143,514
Total assets	$2,158,148	$2,156,985	$2,058,286	$2,030,095	$1,946,719	$2,158,148	$1,946,719

Deposits	$1,864,805	$1,859,396	$1,762,134	$1,735,957	$1,653,435	$1,864,805	$1,653,435
Short term borrowings	20,000	20,000	20,000	20,000	20,000	20,000	20,000
FHLB borrowings and long term debt	92,804	92,859	92,920	92,992	93,037	92,804	93,037
Other liabilities	16,609	16,701	16,319	16,299	16,449	16,609	16,449
Preferred stock	48,140	47,999	47,859	47,722	47,587	48,140	47,587
Common shareholders' equity	115,790	120,030	119,054	117,125	116,211	115,790	116,211
Total liabilities and shareholders' equity	$2,158,148	$2,156,985	$2,058,286	$2,030,095	$1,946,719	$2,158,148	$1,946,719

	Quarter Ended					Year Ended
	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09	12/31/10	12/31/09
AVERAGE BALANCES:
Total assets	$2,164,279	$2,090,559	$2,041,743	$1,977,474	$1,984,163	$2,069,086	$2,083,618
Earning assets	1,952,988	1,881,627	1,842,554	1,781,555	1,809,428	1,865,197	1,852,989
Loans	1,391,610	1,408,494	1,432,183	1,461,165	1,481,905	1,423,131	1,507,864
Deposits	1,866,572	1,792,242	1,746,412	1,682,915	1,686,494	1,772,594	1,725,750
Common shareholders' equity	119,953	120,498	118,079	117,353	117,313	118,982	176,450

PERFORMANCE RATIOS:

Return on average assets	0.18%	0.15%	0.19%	0.23%	0.22%	0.19%	-5.82%
Return on average common shareholders' equity	0.68%	0.14%	0.70%	1.33%	1.18%	0.71%	-70.46%
Net interest margin (tax equivalent)	3.04%	3.21%	3.34%	3.40%	3.32%	3.24%	2.93%

ASSET QUALITY:

Ratio of non-performing assets to total assets	8.60%	8.57%	8.73%	8.74%	9.13%	8.60%	8.58%
Ratio of allowance for loan losses to total loans, net of unearned income	3.47%	3.40%	3.44%	3.30%	3.13%	3.47%	3.13%
Net loans charged-off to average loans (annualized)	0.71%	1.37%	0.54%	0.27%	1.20%	0.72%	1.47%
Ratio of ending allowance to total non-performing loans	46.50%	45.86%	45.43%	39.98%	38.59%	46.50%	39.97%

CAPITAL RATIOS:

Average common shareholders' equity to average total assets	5.54%	5.76%	5.78%	5.93%	5.91%	5.75%	8.47%
Dividend payout ratio	N/A	N/A	N/A	N/A	N/A	N/A	N/A

CONTACT:
BancTrust Financial Group, Inc.
F. Michael Johnson, 251-431-7813
Chief Financial Officer